As filed with the Securities and Exchange Commission on November 7, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	13-3808303
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(301) 417-4364

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Steven A. Shallcross

Chief Executive Officer and Chief Financial Officer
9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(301) 417-4364

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.

Patrick J. Egan, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Telephone: (212) 885-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 7, 2025

16,184,560 Shares

Of Common Stock

This prospectus relates to the resale from time to time of up to an aggregate of 16,184,560 shares of common stock, par value $0.001 per share (the “Common Stock”), of Theriva Biologics, Inc. by the Selling Stockholders identified in this prospectus (the “Selling Stockholders”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest. The 16,184,560 shares of Common Stock registered hereunder are issuable upon exercise of New Warrants (defined below) that were issued to the Selling Stockholders on October 16, 2025 when we entered into a warrant inducement agreement (the “Warrant Inducement Agreement”) with the Selling Stockholders, which were holders of previously issued common stock purchase warrants to purchase up to an aggregate of 8,092,280 shares of Common Stock, consisting of (i) common stock purchase warrants to purchase up to an aggregate of 1,345,000 shares of Common Stock issued on September 27, 2024 (the “September 2024 Warrants”, and (ii) common stock purchase warrants to purchase up to an aggregate of 6,747,280 shares of Common Stock issued on May 8, 2025 (the “May 2025 Warrants” and, together with the September Warrants, the “Existing Warrants”). Pursuant to the Warrant Inducement Agreement, (1)  the holders of the Existing Warrants (who are the Selling Stockholders named herein) agreed to exercise for cash the Existing Warrants at a reduced exercise price of $0.54 per share and (2) we agreed to issue to the Selling Stockholders new common stock purchase warrants (the “New Warrants”) to purchase up to an aggregate of 16,184,560 shares of Common Stock (sometimes referred to as the “New Warrant Shares”).

We are filing this registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations with the Selling Stockholders to provide for the resale by the Selling Stockholders of the 16,184,560 shares of Common Stock offered hereby. See “Selling Stockholders” beginning on page 13 of this prospectus for more information about the Selling Stockholders. The registration of the shares of Common Stock to which this prospectus relates does not require the Selling Stockholders to sell any of their shares of Common Stock. We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares of Common Stock covered hereby. See “Use of Proceeds” beginning on page 6 of this prospectus.

The Selling Stockholders identified in this prospectus, or their respective pledgees, assignees, donees, transferees or their respective successors-in-interest, from time to time may offer and sell through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution” beginning on page 16 of this prospectus for more information about how the Selling Stockholders may sell their respective shares of Common Stock. The Selling Stockholders may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the terms of the Warrant Inducement Agreement, we have agreed to bear all of the expenses in connection with the registration of the New Warrant Shares pursuant to the registration statement of which this prospectus forms a part. The Stockholders will pay or assume all commissions, discounts, fees of underwriters, agents, selling brokers or dealer managers and similar expenses, if any, attributable to their respective sales of the New Warrant Shares.

Our shares of Common Stock are listed on the NYSE American LLC (the “NYSE American”) under the symbol “TOVX”. On November 3, 2025, the closing price for our shares of Common Stock on the NYSE American was $0.325 per share.

Investing in our Common Stock involves risks. You should review carefully the risks described under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus, as described beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is              , 2025

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ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus and the documents incorporated by reference into this prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

The Selling Stockholders are offering shares of Common Stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the shares of Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the shares of Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Neither we nor any Selling Stockholders has authorized anyone to provide you with information different from that contained in this prospectus, any accompanying prospectus or in any related free-writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor any Selling Stockholder takes any responsibility for, or provides any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus or in any related free-writing prospectus filed by us with the SEC. This prospectus and any accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or any accompanying prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus, the documents incorporated by reference and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Theriva,” “the Company,” “we,” “us,” “our” and similar references refer to Theriva Biologics, Inc., an entity incorporated under the laws of the State of Delaware.

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in, or incorporated by reference into, this prospectus.

The Company

Overview

We are a diversified clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need. As a result of the acquisition in March 2022 of Theriva Biologics, S.L. (“VCN”, formerly named VCN Biosciences, S.L.), described in more detail below (the “Acquisition”), we transitioned our strategic focus to oncology through the development of VCN’s new oncolytic adenovirus platform designed for intravenous and intravitreal delivery to trigger tumor cell death, to improve access of co-administered cancer therapies to the tumor, and to promote a robust and sustained anti-tumor response by the patient’s immune system. Our lead product candidate, VCN-01, a clinical stage oncolytic human adenovirus that is modified for tumor-selective replication and to express an enzyme, PH20 hyaluronidase, has been evaluated in a Phase 2b clinical study for the treatment of pancreatic cancer (“VIRAGE”), and has recently been used to treat patients in a Phase 1 clinical study for the treatment of retinoblastoma, and Phase 1 clinical studies for the treatment of other solid tumors including head and neck squamous cell carcinoma.

Prior to the Acquisition, our focus was on developing therapeutics designed to treat gastrointestinal (GI) diseases which included our clinical development candidates: (1) SYN-004 (ribaxamase) which is designed to degrade certain commonly used intravenous (IV) beta-lactam antibiotics within the GI tract to prevent microbiome damage, thereby preventing overgrowth and infection by pathogenic organisms such as Clostridioides difficile infection (CDI) and vancomycin resistant Enterococci (VRE), and reducing the incidence and severity of acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients, and (2) SYN-020, a recombinant oral formulation of the enzyme intestinal alkaline phosphatase (IAP) produced under cGMP conditions and intended to treat both local GI and systemic diseases. As part of our strategic transformation into an oncology focused company, we are exploring value creation options for our SYN-004 and SYN-020 assets, including out-licensing or partnering.

Our Current Product Pipeline

*Based on management’s current beliefs and expectations

aGVHD acute graft-versus host disease. allo-HCT allogeneic hematopoietic cell transplant. CSR clinical study report. HNSCC head and neck squamous cell carcinoma. IV intravenous. IVit intravitreal. For other abbreviations see the text.

1Additional products with preclinical proof-of-concept include SYN-006 (carbapenemase) to prevent aGVHD, CDI, and microbiome damage in patients treated with carbapenem antibiotics and SYN-007 (ribaxamase) DR to prevent antibiotic associated diarrhea with oral β-lactam antibiotics.

2Depending on funding/partnership. SYN-004 may enter a U.S. Food and Drug Administration (“FDA”)-agreed Phase 3 clinical trial for the treatment of CDI.

Corporate Information

Our predecessor, Sheffield Pharmaceuticals, Inc., was incorporated in 1986, and in 2006 engaged in a reverse merger with Pipex Therapeutics, Inc., a publicly-traded Delaware corporation formed in 2001. After the reverse merger, we changed our name to Pipex Pharmaceuticals, Inc., and in October 2008 we changed our name to Adeona Pharmaceuticals, Inc. On October 15, 2009, we engaged in a merger with a wholly owned subsidiary for the purpose of reincorporating in the State of Nevada. On February 15, 2012, we changed our name to Synthetic Biologics, Inc. On August 10, 2018, we effected a one for thirty-five reverse stock split of our authorized, issued and outstanding Common Stock. On July 15, 2022, we effected a one for ten reverse stock split of our authorized, issued and outstanding Common Stock. On October 12, 2022, we changed our name to Theriva Biologics, Inc. On August 26, 2024, we effected a one for twenty-five reverse stock split of our authorized, issued and outstanding Common stock (the “Reverse Stock Split”).

Our principal executive offices are located at 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, and our telephone number is (301) 417-4367. Our website address is www.therivabio.com. Information contained on our website is intended for informational purposes only and is not incorporated by reference into this prospectus, and it should not be considered to be part of this prospectus or the registration statement of which this prospectus forms a part. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers like us that file documents electronically with the SEC. The address of the SEC website is www.sec.gov.

Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2022, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our Common Stock held by non-affiliates) less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

THE OFFERING

Shares of common stock offered by the Selling Stockholders	16,184,560 shares

Common stock to be outstanding after this offering(1)	49,924,203 shares of Common Stock, assuming the exercise of all of the New Warrants

Registration Rights	Under the terms of the Warrant Inducement Agreement, we agreed to file this registration statement with respect to the registration of the resale by the Selling Stockholders of the New Warrant Shares as soon as reasonably practicable and in any event by the 30th calendar day following the date of the Warrant Inducement Agreement, and to use commercially reasonable efforts to cause this registration statement of which this prospectus forms a part to become effective within sixty (60) calendar days following the date of the Warrant Inducement Agreement (or within 90 calendar days following the date of the Warrant Inducement Agreement in case of a review of this registration statement by the SEC), provided, however, that if the SEC is closed for operations due to a government shutdown, the applicable deadline for this registration statement to become effective will be extended by the same amount of days that the SEC remains closed for operations, and to keep this registration statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

Use of Proceeds	The Stockholders will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from the cash exercise of the New Warrants. See “Use of Proceeds.” We intend to use the proceeds from any cash exercise of the New Warrants for working capital and other general corporate purposes.

Plan of Distribution	The Selling Stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock offered hereby from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Stockholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

Risk Factors	See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

NYSE American trading symbol	Our shares of Common Stock are listed on the NYSE American under the symbol “TOVX”.

(1) Based on 33,739,643 shares of Common Stock outstanding as of November 3, 2025, and excludes:

•	1,116,101 shares of Common Stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $5.09 per share;

•	16,339,060 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock with a weighted average exercise price of $0.55 per share; and

•	3,391,465 additional shares of the Common Stock reserved for future issuance under our equity incentive plans.

RISK FACTORS

This prospectus summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire prospectus and the documents incorporated by reference herein carefully, including the section entitled “Risk Factors” in this prospectus and under “Risk Factors” in our most recent Annual Report on Form 10-K, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before deciding to invest in our Common Stock.

Risks Related to this Offering

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of Common Stock.

We have filed a registration statement of which this prospectus forms a part to register the shares offered hereunder for sale into the public market by the Selling Stockholders. These shares represent a large number of shares of our outstanding shares of Common Stock, and if sold in the market all at once or at about the same time, could depress the market price of our Common Stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

We are registering shares of Common Stock issuable upon the exercise of the New Warrants. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and so may experience different levels of dilution and different outcomes in their investment results.

Our management will have broad discretion over the use of the net proceeds from the cash exercise of the New Warrants by the Selling Stockholders, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

The Selling Stockholders will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from the cash exercise of the New Warrants. We intend to use the proceeds from any cash exercise of the New Warrants for working capital and other general corporate purposes. However, we have not designated any portion of the net proceeds from the exercise of New Warrants to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds, if any, and you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company. Our management’s judgment may not result in positive returns on your investment, and you will not have the opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

We do not intend to pay dividends in the foreseeable future on our Common Stock.

We have never paid cash dividends on our Common Stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if the market price of our Common Stock price appreciates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we file with the SEC that are incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, these statements reflect our current views with respect to our ongoing and planned clinical trials, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and the biotechnology sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus and under the captions “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus, or that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any shares of Common Stock, you should consider carefully all of the factors set forth or referred to in this prospectus that could cause actual results to differ.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from the cash exercise of the New Warrants. We intend to use the proceeds from any cash exercise of the New Warrants for working capital and other general corporate purposes.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of Common Stock to be sold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, the Selling Stockholders will bear any underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of Common Stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of Common Stock and we do not currently intend to pay any cash dividends on our Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our shares of Common Stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock. This is a summary only and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the Nevada Revised Statute (the “NRS”), for additional information.

Our authorized capital stock consists of: (i) 350,000,000 shares of Common Stock, par value $0.001 per share; and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Outstanding Shares. As of November 3, 2025, there were 33,739,643 shares of our Common Stock outstanding.

Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of the Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of the Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Other Rights and Preferences. The holders of the Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding shares of Common Stock are fully paid and nonassessable.

Anti-Takeover Effects of Nevada Law

The provisions of NRS, our Articles of Incorporation and our Bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of Common Stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws provide that:

•	the authorized number of directors is determined by our board of directors;

•	directors may be removed only by the affirmative vote of the holders of at least a majority of our voting stock, whether for cause or without cause;

•	our Bylaws may be amended or repealed by our board of directors or by the affirmative vote of our stockholders;

•	special meetings of the stockholders may be called by Chairman of the board, if any, the Vice Chairman of the board, if any, or the President or upon request of stockholders owning a majority of the outstanding shares our board of directors may fill vacancies on the board of directors;

•	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

•	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of Common Stock outstanding will be able to elect all of our directors; and

•	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Potential Effects of Authorized but Unissued Stock

We have shares of Common Stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved Common Stock may enable our board of directors to issue shares to persons friendly to current management.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

NRS 78.138 provides that directors of a corporation is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless: (a) the presumption that directors and officers acted in good faith on an informed basis with a view toward the best interest of the corporation has been rebutted and (b) it is proven that:

•	The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

•	such breach involved intentional misconduct, fraud or a knowing violation of law.

Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law and may indemnify employees and other agents. Our Articles of Incorporation also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We have obtained a policy of directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Listing of the Common Stock on the NYSE American LLC

Our Common Stock is listed for trading on the NYSE American LLC under the symbol “TOVX.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company.

Stock Options

As of November 3, 2025, we had options outstanding to purchase an aggregate of 1,116,101 shares of Common Stock that were issued under our equity compensation plans. As of November 3, 2025, there were 3,391,465 shares of Common Stock reserved for future issuance under our equity incentive plan.

DESCRIPTION OF THE WARRANT INDUCEMENT

On October 16, 2025, we entered into the Warrant Inducement Agreement with the Selling Stockholders, which were the beneficial owners of the Existing Warrants to purchase an aggregate of up to 8,092,280 shares of the our Common Stock consisting of: (i) the September 2024 Warrants to purchase up to an aggregate of 1,345,000 shares of Common Stock, and (ii) the May 2025 Warrants to purchase up to an aggregate of 6,747,280 shares of our Common Stock. Pursuant to the Warrant Inducement Agreement, (1) the Selling Stockholders agreed to exercise for cash the Existing Warrants at a reduced exercise price of $0.54 per share and (2) we agreed to issue to the Selling Stockholders the New Warrants to purchase up to an aggregate of 16,184,560 shares of Common Stock.

The issuance of the shares of Common Stock underlying the September 2024 Warrants were registered pursuant to our effective registration statement on Form S-1 (File No. 333-282024), which was initially filed with the SEC on September 10, 2024, as subsequently amended, and declared effective by the SEC on September 25, 2024 (the “September 2024 Registration Statement”), and the issuance of shares of Common Stock underlying the May 2025 Warrants were registered pursuant to an effective registration statement on Form S-1 (File No. 333-283722), which was initially filed with the SEC on December 10, 2024, as subsequently amended, and declared effective by the SEC on May 7, 2025 (the “May 2025 Registration Statement” and, together with the September 2024 Registration Statement, the “Registration Statements”).

The transactions contemplated by the Warrant Inducement Agreement closed on October 17, 2025 (the “Closing Date”). We received aggregate gross proceeds of approximately $4.4 million for the exercise of the Existing Warrants, before deducting placement agent fees and other expenses payable by us.

In consideration of the Selling Stockholders’ agreement to exercise the Existing Warrants (the “Warrant Exercise”), at the reduced exercise price of $0.54 per share, in accordance with the Warrant Inducement Agreement, we issued to the Selling Stockholder the New Warrants to purchase an aggregate of 16,184,560 shares of Common Stock, equal to 200% of the number of shares of Common Stock underlying the Existing Warrants, at an exercise price of $0.54 per share. The shares of Common Stock issuable upon exercise of the New Warrants are sometimes hereinafter referred to collectively as the “New Warrant Shares.” . The New Warrants and the New Warrant Shares were initially issued in a private placement pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

We agreed in the Warrant Inducement Agreement to file this registration statement with the SEC to register the resale of the New Warrant Shares (the “Resale Registration Statement”) as soon as practicable (and in any event within 30 calendar days following the date of the Warrant Inducement Agreement), and to use commercially reasonable efforts to have this Resale Registration Statement declared effective by the SEC within 60 days following the date of the Warrant Inducement Agreement (or 90 days following the date of the Warrant Inducement Agreement in the event of a “limited review” or “full review” by the SEC), provided, however, that if the SEC is closed for operations due to a government shutdown, the applicable deadline for the Resale Registration Statement becoming effective shall be extended by the same amount of days that the SEC remains closed for operations, and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

Pursuant to the Warrant Inducement Agreement, we have agreed, with certain limited exceptions, for 45 days following the Closing Date, not to issue any shares of Common Stock or Common Stock Equivalents (as defined in the New Warrants) or to file any registration statement, subject to certain exceptions. We have also agreed not to enter into a Variable Rate Transaction (as defined in the Warrant Inducement Agreement) for a period of 90 days following the Closing Date, provided however that sales pursuant to an at-the-market are permitted to be made beginning five (5) days after Closing Date.

We expect to use the net proceeds from the Warrant Exercise for working capital.

A.G.P./Alliance Global Partners LP (“AGP”) served as our exclusive financial advisor in connection with the Warrant Exercise and other transactions described in the Warrant Inducement Agreement. Pursuant to the terms of an engagement letter, dated October 16, 2025, by and between us and AGP (the “Engagement Letter”), we agreed to pay to AGP a cash fee equal to 7.0% of the aggregate gross proceeds received from the Selling Stockholders upon exercise of the Existing Warrants and reimbursement of certain expenses.

Terms of the New Warrants

The New Warrants are exercisable on the date of Stockholder Approval (as defined below) and approval of the NYSE American in compliance with its rules and regulations and will expire on the fifth anniversary of the date of Stockholder Approval. If at any time after the date of Stockholder Approval a registration statement registering the issuance of the New Warrant Shares under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the New Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the New Warrants. “Stockholder Approval” means such approval from our stockholders of the full exercise of the New Warrants and the issuance of all of the New Warrant Shares upon the exercise thereof, it being understood that no portion of the New Warrants may be exercised until such approval from our stockholders is obtained. We agreed to use our reasonable best efforts to obtain all components of the Stockholder Approval. If we do not obtain all components of the Stockholder Approval at the first meeting of our stockholders called within sixty (60) days following the Closing Date, we will call a meeting every sixty (60) days thereafter to seek any remaining components of the Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the New Warrants are no longer outstanding.

The exercise price of the New Warrants, and the number of New Warrant Shares, will be subject to adjustment in the event of any stock dividend or split, recapitalization, reorganization or similar transaction, as described in the New Warrants.

A holder of New Warrants will not have the right to exercise any portion of the New Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants. However, a holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

In the event of a Fundamental Transaction (as such term is defined in the New Warrants), then the successor entity will succeed to, and be substituted for the us, and may exercise every right and power that we may exercise and will assume all of our obligations under the New Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then a holder of the New Warrants shall be given the same choice as to the consideration it receives upon any exercise of the New Warrants following such Fundamental Transaction. In addition, the successor entity, at the request of holders of New Warrants, will be obligated to purchase any unexercised portion of the New Warrants in accordance with the terms thereof. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the New Warrants have the right to require us or a successor entity to purchase the New Warrant for cash in the amount of the Black Scholes Value (as defined in the New Warrant) of the unexercised portion of the New Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction which is not in our control, including a Fundamental Transaction not approved by our board of directors, the holders of the New Warrants will only be entitled to receive from the us or our successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the New Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Except as otherwise provided in the New Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a New Warrants will not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises such New Warrant.

The foregoing summaries of the Warrant Inducement, including the securities to be issued in connection therewith, the Warrant Inducement Agreement and the New Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as Exhibits 10.1 and 4.1, respectively, to our Current Report on Form 8-K filed with the SEC on October 17, 2025, and which are each incorporated herein by reference.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon exercise of the New Warrants. For additional information regarding the issuances of the New Warrants, see “Description of the Warrant Inducement” elsewhere in this prospectus. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares of Common Stock for resale from time to time, after Stockholder Approval has been obtained. Except for the entry into the Warrant Inducement Agreement, ownership of the New Warrants and the other securities (if any) listed in the table below, the Selling Stockholders have not had any material relationship with us within the past three (3) years, except that they acquired securities from us in the following transactions: (i) on September 27, 2024, we consummated a public offering of an aggregate of (a) 918,600 shares of Common Stock, (b) pre-funded warrants to purchase up to 510,000 shares of Common Stock, and (c) common stock purchase warrants to purchase up to 1,428,600 shares of Common Stock, and (ii) on May 8, 2025, we consummated a public offering of an aggregate of (a) 1,990,900 shares of Common Stock, (b) pre-funded warrants to purchase up to 4,827,280 shares of Common Stock, and (c) common stock purchase warrants to purchase up to 6,818,180 shares of Common Stock.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our Common Stock or if a person has the right to acquire beneficial ownership of our Common Stock within 60 days.

Unless otherwise indicated below, to our knowledge, the Selling Stockholders named in the table below have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them. The number of shares of Common Stock disclosed as beneficially owned in the table below includes (i) all shares of our Common Stock held by such Selling Stockholder as of November 3, 2025, and (ii) all shares of our Common Stock issuable to such Selling Stockholder upon the exercise of New Warrants. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below.

The second column in the table below titled “Number of Shares of Common Stock Beneficially Owned Prior to Offering” lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their respective ownership of shares of our Common Stock and the New Warrants, as of November 3, 2025, assuming exercise of the New Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises. As of November 3, 2025, we had 33,729,643 shares of our Common Stock outstanding.

The third column in the table below titled “Maximum Number of Shares of Common Stock to be Sold in this Offering” lists the maximum number of shares of Common Stock to be sold by this prospectus by the Selling Stockholders.

In accordance with the terms of the Warrant Inducement Agreement with the Selling Stockholders, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the New Warrants, determined as if the outstanding New Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the New Warrants. The fourth and fifth columns in the table below titled “Number of Shares of Common Stock Beneficially Owned After Offering” and “Percentage of Shares Beneficially Owned After Offering”, assume the sale of all of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the New Warrants, the Selling Stockholders may not exercise the New Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock that would exceed 4.99%, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such New Warrants which have not been exercised. The number of shares in the second and third columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering (assuming Stockholder Approval is obtained and NYSE American approval is obtained). See “Plan of Distribution” section of this prospectus for more information.

Name of Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold in this Offering	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares Beneficially Owned after Offering(1)
Anson Investments Master Fund LP(1)	3,193,638	3,193,638	—	—
Anson East Master Fund LP(2)	740,002	740,002	—	—
Armistice Capital, LLC (3)	4,503,640	4,503,640	—	—
CVI Investments, Inc.(4)	570,000	570,000	—	—
Funds managed by Empery Asset Management, LP(5)	3,363,640	3,363,640	—	—
Hudson Bay Master Fund Ltd.(6)	3,363,640	3,363,640	—	—
Intracoastal Capital LLC(7)	300,000	300,000	—	—
Robert Forster(8)	150,000	150,000	—	—

*	less than 1%

(1)	Consists of 3,193,638 shares of our Common Stock issuable upon exercise of the New Warrants.

Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson Investments”), hold voting and dispositive power over our securities held by Anson Investments. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson Investments is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(2)	Consists of 740,002 shares of our Common Stock issuable upon exercise of the New Warrants.

Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson East”), hold voting and dispositive power over our securities held by Anson East. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson East is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)	Consists of 4,503,640 shares of our Common Stock issuable upon exercise of the New Warrants.

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)	Consists of 570,000 shares of our Common Stock issuable upon exercise of the New Warrants.

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares of our Common Stock held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the securities. CVI is affiliated with one or more FINRA member, none of whom are currently expected to participate in this securities sale. The mailing address of CVI Investments, Inc. is C/O Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(5)	Consists of: (i) 1,496,648 shares of our Common Stock issuable upon exercise of the New Warrants held by Empery Asset Master, LTD (“EAM”), (ii) 470,776 shares of our Common Stock issuable upon exercise of the New Warrants held by Empery Tax Efficient, LP (“ETE”), and (iii) 1,396,216 shares of our Common Stock issuable upon exercise of the New Warrants held by Empery Tax Efficient III, LP (“ETE III,” and collectively with EAM and ETE, the “Empery Funds”).

Empery Asset Management LP, the authorized agent of the Empery Funds, has discretionary authority to vote and dispose of the shares held by the Empery Funds and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by the Empery Funds. Each of the Empery Funds, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of Empery Asset Management, LP is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(6)	Consists of 3,363,640 shares of our Common Stock issuable upon exercise of the New Warrants. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The mailing address is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, Floor 3, Stamford, CT 06902.

(7)	Consists of 300,000 shares of our Common Stock issuable upon exercise of the New Warrants. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The business address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483

(8)	Consists of 150,000 shares of our Common Stock issuable upon exercise of the New Warrants. Robert Forster has sole voting control and investment power over the securities reported herein. The address of Mr. Forster is 54 Deepdale Drive, Great Neck, NY 11021.

PLAN OF DISTRIBUTION

Each Selling Stockholders of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

We agreed to keep this prospectus effective until the date on which the New Warrants have been sold. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Blank Rome LLP, New York, New York is representing us in connection with the offering. The validity of the shares of Common Stock offered hereby will be passed upon for us by Parsons Behle & Latimer, Reno, Nevada.

As of the date of this prospectus, an attorney of Blank Rome LLP beneficially owns securities exercisable to purchase shares of Common Stock that represent less than 1% of our outstanding shares of Common Stock.

EXPERTS

The consolidated financial statements of Theriva Biologics, Inc. (the Company) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about Synthetic Biologics, Inc. is contained at our website, www.syntheticbiologics.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC. The following Corporate Governance documents are also posted on our website: Code of Ethics and the Charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus, and the registration statement of which this prospectus is a part, the information or documents listed below that we have filed with the SEC (Commission File No. 001-12584):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 6, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 14, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 11, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on March 31, 2025 (other than as set forth therein), May 7, 2025 (other than as set forth therein), May 8, 2025, June 2, 2025 (other than as set forth therein), June 20, 2025, June 25, 2025, September 4, 2025, October 2, 2025, October 6, 2025 (other than as set forth therein), October 8, 2025, October 14, 2025 (other than as set forth therein), October 17, 2025, October 20, 2025, October 24, 2025 and October 29, 2025; and

•	The description of our Common Stock set forth in (i) our registration statement on Form 8-A12B, filed with the SEC on June 20, 2007 (File No. 001-12584) and (ii) Exhibit 4.2—Description of Securities of Theriva Biologics, Inc. to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made  (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Theriva Biologics, Inc.

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

Telephone: (301) 417-4364

Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://ir.therivabio.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

16,184,560 Shares

of Common Stock

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

Amount
SEC registration fee	$665
Legal fees and expenses	40,000
Printing expenses	2,000
Accounting fees and expenses	7,000
Miscellaneous fees and expenses	3,335
Total	$53,000

Item 15. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statute provides that, subject to certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interest of the corporation is rebutted and it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant’s Articles of Incorporation, as amended, and amended and restated bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the  person is not liable as provided above and acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of a company and, with respect to any criminal action or proceeding, had no reasonable cause to behave his conduct was unlawful.

The registrant has entered into separate indemnification agreements with each of the registrant’s directors and certain of the registrant’s officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or officers.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Any underwriting agreement, agency agreement, equity distribution agreement or similar agreement that the Registrant may enter into will likely provide for indemnification by any underwriters or agents of the Registrant, its directors, its officers who sign the registration statement and the Registrant’s controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Amended and Restated At Market Issuance Sales Agreement, dated February 9, 2021, by and among Synthetic Biologics, Inc., B. Riley Securities, Inc. and A.G.P./Alliance Global Partners (Incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K filed February 9, 2021, File No. 001-12584.)

1.2	Amendment No. 1 to the Amended and Restated At Market Issuance Sales Agreement (Incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K filed May 3, 2021, File No. 001-12584.)

1.3	Amendment No. 2 to the Amended and Restated At Market Issuance Sales Agreement (Incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed May 2, 2024, File No. 001-12584.)

2.1	Share Purchase Agreement by and among Theriva Biologics, Inc., VCN Biosciences, S.L. and the shareholders of VCN Biosciences, S.L. dated December 14, 2021(Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed December 14, 2021, File No. 001-12584.)

2.2	Amendment, dated March 9, 2022, to the Share Purchase Agreement, by and among Theriva Biologics, Inc., VCN Biosciences, S.L. and the shareholders of VCN Biosciences, S.L., dated December 14, 2021 (Incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K filed March 11, 2022, File No. 001-12584.)

3.1	Certificate of Incorporation, as amended (Incorporated by reference to (i) Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed October 16, 2008, File No. 001-12584, (ii) Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed August 14, 2001, File No. 001-12584; and (iii) Exhibits 3.1, 4.1 and 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 filed August 14, 1998, File No. 001-12584.)

3.2	Articles of Merger (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed October 19, 2009, File No. 001-12584.)

3.3	Certificate of Merger filed with the Secretary of State of Delaware (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed October 19, 2009, File No. 001-12584.)

3.4	Articles of Incorporation filed with the Nevada Secretary of State (Incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K filed October 19, 2009, File No. 001-12584.)

3.5	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed February 16, 2012, File No. 001-12584.)

3.6	Certificate of Amendment to Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed May 18, 2015, File No. 001-12584.)

3.7	Certificate of Amendment to Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 8, 2017, File No. 001-12584.)

3.8	Certificate of Designations for Series A Preferred Stock to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 12, 2017, File No. 001-12584.)

3.9	Certificate of Change Pursuant to NRS 78. 209 (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed August 13, 2018, File No. 001-12584.)

3.10	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 26, 2018, File No. 001-12584.)

3.11	Certificate of Designations for Series B Preferred Stock to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed October 15, 2018, File No. 001-12584.)

3.12	Certificate of Amendment to Certificate of Designations for Series B Preferred Stock to Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed October 15, 2018, File No. 001-12584.)

3.13	Certificate of Amendment to the Certificate of Designation for the Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K/A filed on February 1, 2021 File No. 001-12584.)

3.14	Certificate of Change filed with the Secretary of State of the State of Nevada on July 21, 2022 (effective as of July 25, 2022) (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 25, 2022 (File No. 001-12584.)

3.15	Form of Certificate of Designation of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 29, 2022 (File No. 001-12584.)

3.16	Form of Certificate of Designation of Series D Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on July 29, 2022 (File No. 001-12584.)

3.17	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 12, 2022 (File No. 001-12584.)

3.18	Certificate of Change to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on October 12, 2022 (File No. 001-12584.)

3.19	Second Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed August 11, 2023, File No. 001-12584.)

3.20	Certificate of Change filed with the Secretary of State of Nevada on August 22, 2024 (effective as of August 26, 2024) (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed August 26, 2024, File No. 001-12584.)

3.21	Certificate of Change to the Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed November 1, 2024, File No. 001-12584.)

4.1	Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed on July 3, 2013, File No. 333-189794.)

4.2	Form of New Warrant (Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed October 17, 2025, File No. 001-12584.)

5.1*	Opinion of Parsons Behle & Latimer

23.1*	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm

23.2*	Consent of Parsons Behle & Latimer (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Calculation of Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 7th day of November, 2025.

THERIVA BIOLOGICS, INC.

By:	/s/ Steven A. Shallcross
	Name:	Steven A. Shallcross
	Title:	Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven A. Shallcross, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed below by the following persons, in the capacities and on the date or dates indicated:

Signature	Title	Date

/s/ Steven A. Shallcross	Chief Executive Officer and Chief Financial Officer	November 7, 2025
Steven A. Shallcross	(Principal Executive Officer and Principal Financial and Accounting Officer) Director

/s/ Jeffrey J. Kraws	Chairman of the Board of Directors	November 7, 2025
Jeffrey J. Kraws

/s/ Jeffrey Wolf	Director	November 7, 2025
Jeffrey Wolf

/s/ John Monahan, Ph.D.	Director	November 7, 2025
John Monahan, Ph.D.